Exhibit 99.1

Anworth Reports Third Quarter 2017 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 2, 2017--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the third quarter ended September 30, 2017.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net income to common stockholders, and comprehensive income for the three months ended September 30, 2017 (dollar amounts in thousands):

	Three Months Ended
	September 30, 2017
	(unaudited)
		Per
		Weighted
Earnings	Earnings	Share
Core Earnings	$11,917	$0.12
GAAP net income to common stockholders	$10,554	$0.11
Comprehensive income	$16,285	$0.17

Core Earnings is a non-GAAP financial measure which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on the consolidated statements of comprehensive income included in this earnings release.

Portfolio

At September 30, 2017, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	September 30, 2017		December 31, 2016
	Dollar Amount	Percentage	Dollar Amount	Percentage
Agency MBS:
ARMS and hybrid ARMs	$2,291,063	35.5%	$2,926,204	49.4%
Fixed-rate Agency MBS	1,989,471	30.8%	998,989	16.8%
TBA Agency MBS	761,333	11.8%	606,008	10.2%
Total Agency MBS	$5,041,867	78.1%	$4,531,201	76.4%
Non-Agency MBS	728,075	11.3%	641,246	10.8%
Residential mortgage loans(1)	667,880	10.4%	744,462	12.6%
Residential real estate	14,185	0.2%	14,262	0.2%
Total Portfolio	$6,452,007	100.0%	$5,931,171	100.0%
Total Assets(2)	$6,545,120		$6,001,784

_____________

(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At September 30, 2017, the allocation of the Company’s agency mortgage-backed securities, or Agency MBS, was approximately 46% adjustable-rate and hybrid adjustable-rate Agency MBS, 39% fixed-rate Agency MBS, and 15% fixed-rate TBA Agency MBS as detailed below (dollar amounts in thousands):

September 30,
2017
Fair value of Agency MBS and TBA Agency MBS	$5,041,867
Adjustable-rate Agency MBS coupon reset (less than 1 year)	26%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	2%
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	6%
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	1%
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	2%
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	6%
Hybrid adjustable-rate Agency MBS coupon reset (Greater than 7 years)	3%
Total adjustable-rate Agency MBS	46%
15-year fixed-rate TBA Agency MBS	15%
15-year fixed-rate Agency MBS	26%
20-year and 30-year fixed-rate Agency MBS	13%
Total MBS	100%

At September 30, 2017, the key metrics of the Company’s Agency MBS portfolio were as follows:

September 30,
2017
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	3.40%
Hybrid adjustable-rate Agency MBS	2.45
15-year fixed-rate Agency MBS	2.79
15-year fixed-rate TBA Agency MBS	2.75
20-year and 30-year fixed-rate Agency MBS	3.54
Total Agency MBS:	2.99%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.89%
Hybrid adjustable-rate Agency MBS	102.70
15-year fixed-rate Agency MBS	102.44
15-year fixed-rate TBA Agency MBS	101.86
20-year and 30-year fixed-rate Agency MBS	103.70
Total Agency MBS:	102.69%
Average asset yield (weighted average coupon divided by average amortized cost)	2.91%
Unamortized premium	$117.2 million
Unamortized premium as a percentage of par value	2.69%
Premium amortization expense on Agency MBS for the third quarter 2017	$8.9 million

September 30,
2017
Constant prepayment rate (CPR) of Agency MBS	20%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	20%
Weighted average term to next interest rate reset on Agency MBS	26 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following table summarizes the Company’s Non-Agency MBS at September 30, 2017 (dollar amounts in thousands):

			Weighted Average
	Fair	Current	Amortized
Mortgage Loan Type	Value	Principal	Cost	Coupon	Yield
Prime	$44,566	$52,816	81.31%	4.81%	5.79%
Alt-A	565,927	712,949	76.41%	5.56%	5.40%
Subprime	21,842	22,066	90.02%	3.90%	5.47%
Non-performing	75,026	75,197	98.96%	4.92%	5.72%
Agency Risk Transfer	20,714	23,750	80.86%	3.88%	6.19%
Total Non-Agency MBS	$728,075	$886,778	79.07%	5.38%	5.48%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at September 30, 2017 (in thousands):

Residential mortgage loans held-for-investment	$667,880
Asset-backed securities issued by securitization trusts	658,513
Retained interest in loans held in securitization trust	$9,367

Residential Real Estate

At September 30, 2017, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.2 million.

MBS Portfolio Financing and Leverage

	September 30, 2017
	Agency	Non-Agency	Total
	MBS	MBS	MBS
	(dollar amounts in thousands)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,865,000	$477,848	$4,342,848
Average interest rate	1.32%	2.68%	1.47%
Average maturity	31 days	13 days	29 days
Average interest rate after adjusting for interest rate swaps			1.57%
Average maturity after adjusting for interest rate swaps			603 days

At September 30, 2017, the Company’s leverage multiple was 5.89x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 6.92x at September 30, 2017.

Interest Rate Swaps and Eurodollar Futures Contracts

At September 30, 2017, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates, and remaining terms:

	September 30, 2017
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
Maturity	Amount	Rate	Months	Years

Less than 12 months	$435,000	0.90%	4	0.3
1 year to 2 years	475,000	1.46	21	1.7
2 years to 3 years	466,000	1.54	31	2.6
3 years to 4 years	350,000	1.64	43	3.6
4 years to 5 years	75,000	1.72	56	4.7
5 years to 7 years	305,000	1.90	73	6.0
7 years to 10 years	175,000	2.07	105	8.8
	$2,281,000	1.51%	38	3.1

At September 30, 2017, the Company did not have any Eurodollar Futures Contracts.

Effective Net Interest Rate Spread

September 30,
2017
Average asset yield, including TBA dollar roll income	3.10%
Effective cost of funds	1.96
Effective net interest rate spread	1.14%

Certain components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On September 15, 2017, the Company declared a quarterly common stock dividend of $0.15 per share for the third quarter ended September 30, 2017. Based upon the closing price of $6.01 on September 30, 2017, the annualized dividend yield on the Company’s common stock at September 30, 2017 was 9.98%.

Book Value per Common Share

At September 30, 2017, the Company’s book value was $6.04 per share of common stock, which was unchanged from the prior quarter.

The $0.15 quarterly dividend plus the no change in book value per common share from the prior quarter resulted in a return on equity to common stockholders of 2.48% for the quarter ended September 30, 2017.

Stock Transactions

During the quarter ended September 30, 2017, the Company issued an aggregate of 22,700 shares of its Series B Preferred Stock under its At Market Issuance Sales Agreement, which provided net proceeds to the Company of approximately $669 thousand. During the quarter ended September 30, 2017, the Company issued an aggregate of 223,632 shares of its Series C Preferred Stock under its At Market Issuance Sales Agreement, which provided net proceeds to the Company of approximately $5.6 million.

Subsequent Events

From October 2, 2017 through November 1, 2017, the Company issued an aggregate of 154,300 shares of its Series B Preferred Stock at a weighted average price of $29.75 per share, resulting in net proceeds to the Company of approximately $4.54 million. From October 2, 2017 through November 1, 2017, the Company issued an aggregate of 148,665 shares of its Series C Preferred Stock at a weighted average price of $25.09 per share, resulting in net proceeds to the Company of approximately $3.69 million.

From October 2, 2017 through November 1, 2017, there were three transactions to convert an aggregate of 20,387 shares of Series B Preferred Stock into an aggregate of 100,249 shares of common stock at the then-current conversion rate of 4.9174.

Conference Call

The Company will host a conference call on Friday, November 3, 2017 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its third quarter 2017 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on November 3, 2017. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10113945. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2017	2016
		(audited)
ASSETS
Agency MBS at fair value (including $4,055,409 and $3,707,062 pledged to counterparties at September 30, 2017 and December 31, 2016, respectively)	$4,280,534	$3,925,193
Non-Agency MBS at fair value (including $618,259 and $525,169 pledged to counterparties at September 30, 2017 and December 31, 2016, respectively)	728,075	641,246
Residential mortgage loans held-for-investment(1)	667,880	744,462
Residential real estate	14,185	14,262
Cash and cash equivalents	6,756	31,031
Restricted cash	22,884	12,390
Interest and dividends receivable	18,007	16,203
Derivative instruments at fair value	13,377	8,192
Receivables for MBS sold	25,727	-
Prepaid expenses and other	6,362	2,797
Total Assets	$5,783,787	$5,395,776
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$12,690	$11,850
Repurchase agreements	4,342,848	3,911,015
Asset-backed securities issued by securitization trusts(1)	658,513	728,683
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	3,007	34,302
Dividends payable on preferred stock	2,115	1,660
Dividends payable on common stock	14,677	14,358
Payables for MBS purchased	9,124	-
Accrued expenses and other	3,265	1,506
Total Liabilities	$5,083,619	$4,740,754
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($16,163 and $25,241, respectively); 647 and 1,010 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	$15,440	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($45,091 and $12,146, respectively); 1,804 and 486 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	43,815	11,321
Common Stock: par value $0.01 per share; authorized 200,000 shares, 97,844 shares issued and outstanding at September 30, 2017 and 95,718 shares issued and outstanding at December 31, 2016, respectively	978	957
Additional paid-in capital	978,588	966,714
Accumulated other comprehensive income consisting of unrealized gains and losses	29,256	8,648
Accumulated deficit	(414,446)	(403,079)
Total Stockholders' Equity	$684,728	$631,098
Total Liabilities and Stockholders' Equity	$5,783,787	$5,395,776

_____________

(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At September 30, 2017 and December 31, 2016, total assets of the consolidated VIEs were $670 million and $747 million, respectively (including accrued interest receivable of $2.2 million and $2.5 million, respectively), and total liabilities were 661 million and $731 million, respectively (including accrued interest payable of 2.2 million and $2.4 million, respectively).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest and other income:
Interest-Agency MBS	$19,892	$18,494	$52,765	$49,948
Interest-Non-Agency MBS	9,352	8,766	28,659	27,185
Interest-residential mortgage loans	6,795	8,359	21,205	26,783
Other interest income	25	11	83	35
	36,064	35,630	102,712	103,951
Interest Expense:
Interest expense on repurchase agreements	15,242	8,615	37,073	26,973
Interest expense on asset-backed securities	6,626	7,918	20,593	24,932
Interest expense on junior subordinated notes	417	360	1,203	1,060
	22,285	16,893	58,869	52,965
Net interest income	13,779	18,737	43,843	50,986
Operating Expenses:
Management fee to related party	(1,936)	(1,943)	(5,634)	(5,956)
General and administrative expenses	(1,438)	(1,493)	(4,234)	(4,751)
Total operating expenses	(3,374)	(3,436)	(9,868)	(10,707)
Other income (loss):
Income-rental properties	397	424	1,297	1,263
(Loss) gain on sales of MBS	(2,276)	1,206	(2,168)	(2,032)
Impairment charge on Non-Agency MBS	(762)	-	(2,399)	-
Unrealized gain on Agency MBS held as trading investments	5,849	1,148	10,071	1,148
Gain on sales of residential mortgage loans held-for-investment	-	716	378	749
(Loss) gain on derivatives, net	(945)	9,493	(2,989)	(34,737)
Recovery on Non-Agency MBS	1	1	2	3
Total other income (loss)	2,264	12,988	4,192	(33,606)
Net income	$12,669	$28,289	$38,167	$6,673
Dividends on preferred stock	(2,115)	(1,651)	(5,895)	(4,923)
Net income to common stockholders	$10,554	$26,638	$32,272	$1,750
Basic earnings per common share	$0.11	$0.28	$0.34	$0.02
Diluted earnings per common share	$0.11	$0.27	$0.33	$0.02
Basic weighted average number of shares outstanding	97,547	95,881	96,323	96,644
Diluted weighted average number of shares outstanding	100,702	100,590	99,998	96,644

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$12,669	$28,289	$38,167	$6,673
Available-for-sale Agency MBS, fair value adjustment	(6,352)	(3,955)	(8,763)	33,511
Reclassification adjustment for loss (gain) on sales of Agency MBS included in net income	2,341	(1,206)	2,233	2,032
Available-for-sale Non-Agency MBS, fair value adjustment	7,114	10,225	25,447	(5,156)
Reclassification adjustment for (gain) on sales of Non-Agency MBS included in net income	(65)	-	(65)	-
Unrealized gains on swap agreements	395	784	1,385	5,718
Reclassification adjustment for interest expense on swap agreements included in net income	183	87	371	395
Other comprehensive income	3,616	5,935	20,608	36,500
Comprehensive income	$16,285	$34,224	$58,775	$43,173

Non-GAAP Financial Measures Related to Operating Results

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended September 30, 2017 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the quarter ended September 30, 2017 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on Agency MBS”;
  the adjustment for an impairment charge on Non-Agency MBS is more reflective of current Core Earnings, as this charge represents future loss expectations;
  the adjustment for depreciation expense on residential rental properties, as this is a non-cash item and is added back by other companies to derive funds from operations; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended September 30, 2017. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	September 30, 2017
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$10,554	$0.11
Adjustments to derive core earnings:
Loss on sales of MBS	2,276	0.02
Impairment charge on Non-Agency MBS(1)	762	0.01
Unrealized gain on Agency MBS held as trading investments	(5,849)	(0.06)
Gain on interest rate swaps	(1,529)	(0.02)
Loss on derivatives-TBA Agency MBS, net	2,475	0.03
Recovery on Non-Agency MBS	(1)	—
Amortization of other comprehensive income on de-designated interest rate swaps(2)	183	—
Periodic net settlement on interest rate swaps after de-designation(3)	(1,359)	(0.01)
Dollar roll income on TBA Agency MBS(4)	2,842	0.03
Premium amortization on Agency MBS	8,933	0.09
Paydown expense on Agency MBS(5)	(7,487)	(0.08)
Depreciation expense on residential rental properties	117	—
Core earnings	$11,917	$0.12
Basic weighted average number of shares outstanding	97,547

_____________

(1)	Impairment charge on Non-Agency MBS represents the amount charged against current GAAP earnings when future loss expectations exceed previously existing loss expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.
(2)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(3)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is shown on the Company’s statements of operations.
(5)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.

Effective Net Interest Rate Spread

	Three Months Ended
	September 30, 2017
		Annualized
	Amount	Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$36,064	2.74%
Income-rental properties	397	0.03%
Dollar roll income on TBA Agency MBS(1)	2,842	0.22%
Premium amortization on Agency MBS	8,933	0.68%
Paydown expense on Agency MBS(2)	(7,487)	-0.57%
Total interest and other income and average asset yield, including TBA dollar roll income	$40,749	3.10%
Effective Cost of Funds:
Total interest expense	$22,285	1.87%
Periodic net settlement on interest rate Swaps after de-designation(3)	1,359	0.11%
Amortization of other comprehensive income on de-designated Swaps(4)	(183)	-0.02%
Effective total interest expense and effective cost of funds	$23,461	1.96%
Effective net interest rate spread		1.14%
Average earning assets	$5,266,355
Average borrowings	$4,776,609

_____________

(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain (loss) on derivatives, net” that is shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the quarter.
(3)	Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014 and are recorded in “Gain on interest rate swaps, net.”
(4)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com